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                                                                    EXHIBIT (1)

                              DECLARATION OF TRUST

                    MUNICIPAL FUND FOR TEMPORARY INVESTMENT

                                 March 30, 1981


                          DECLARATION OF TRUST, made as of March 30, 1981 by
Philip E. Coldwell, Robert R. Fortune, G. Willing Pepper, Russell W. Richie, James Louis Robertson, Henry M. Watts, Jr. and David R. Wilmerding, Jr. (the "Trustees");

                          WHEREAS, the Trustees desire to establish a trust
fund for the investment and reinvestment of funds contributed thereto;

                          NOW, THEREFORE, the Trustees declare that all money
and property contributed to the trust fund hereunder shall be held and managed under this DECLARATION OF TRUST as herein set forth below.


                                       I.

                                      NAME

                          This trust shall be known as MUNICIPAL FUND FOR
TEMPORARY INVESTMENT (hereinafter called the "Trust").


                                      II.

                                PURPOSE OF TRUST

                          The Trust is a Pennsylvania common law trust formed
for the purpose of acting as a management investment company under the Investment Company Act of 1940.


                                      III.

                                  DEFINITIONS

                          3.1   Definition of Certain Terms.  As used in this
Declaration of Trust, the terms set forth below shall have the following meanings:

                                  A.       "Interests" means the equal
proportionate units of interest of each series into which the beneficial interest in the Trust may be classified or reclassified from time to time by the Trustees acting under this Declaration of Trust, or in the absence of such action, means the equal proportionate units of interest into which the entire beneficial interest in the Trust shall be divided from time to time, and includes fractions of Interests as well as whole Interests.
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                                  B.       "Interestholder" means a record
owner of Interests in the Trust.

                                  C.       "Person" shall mean a natural
person, a corporation, a partnership, an association, a joint-stock company, a trust, a fund or any organized group of persons whether incorporated or not.

                                  D.       The "Trustees" refers to the
individual trustees of the Trust in their capacity as trustees hereunder and not as individuals and to their successor or successors while serving in office as a trustee of the Trust.

                                  E.       The "Act" refers to the Investment
Company Act of 1940, as now or hereafter amended, and to the rules and regulations adopted thereunder.

                                  F.       The terms "assignment" and
"interested person" shall have the respective meanings set forth in the Act. The term "vote of a majority of outstanding Interests" shall mean, where required under the Act, the "vote of a majority of the outstanding voting securities" as defined in the Act.


                                      IV.

                        OWNERSHIP OF ASSETS OF THE TRUST

                          The assets of the Trust shall be held separate and
apart from any assets now or hereafter held in any capacity, other than as Trustees hereunder, by the Trustees or any successor Trustees. All the assets of the Trust shall at all times be considered as vested in the Trustees. Except to the extent otherwise required by Article V hereof, no Interestholder shall be deemed to have severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Interestholder shall have a proportionate undivided beneficial interest in the Trust.


                                       V.

              INTERESTHOLDERS:  BENEFICIAL INTEREST IN THE TRUST:
                      PURCHASE AND REDEMPTION OF INTERESTS

                          5.1   Interests in the Trust.

                                  A.       The beneficial interest in the Trust
shall at all times be divided into an unlimited number of transferable Interests, without par value. All Interests shall be of one series, provided, however, that subject to this Declaration of Trust, the Trustees shall have the power to classify or





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reclassify any unissued Interests into a second series of Interests and any additional series of Interests by setting or changing in any one or more respects, from time to time before the issuance thereof, their preferences, designations, conversion or other rights, restrictions, limitations as to distributions, conditions of redemption, qualifications or other terms, provided further, that the investment objective, policies and restrictions governing the management of the Trust, including the management of assets belonging to any series of Interests, may from time to time be changed or supplemented by the Trustees subject to the requirements of the Act. Upon the issuance of the first Interest of a second series of Interests classified or reclassified by the Trustees pursuant to this Section 5.1, all Interests theretofore issued and outstanding shall automatically represent Interests of a separate series having the voting rights, preferences, participating, or other special rights and qualifications, restrictions and limitations provided for in this Declaration of Trust with respect to any series of Interests. The Trustees may from time to time divide or combine the outstanding Interests of the Trust or of any series into a greater or lesser number without thereby changing the proportionate beneficial interest of the Interests in the Trust or in the assets belonging to such series, as the case may be.

                          Subject to the respective voting rights, preferences,
participating, or other special rights and qualifications, restrictions and limitations expressly provided for in this Declaration of Trust with respect to each series of Interests, the Trustees have the power to classify or reclassify any series of Interests into one or more sub-series by setting or changing in any one or more respects, from time to time, their preferences, designations, conversion or other rights, restrictions, limitations as to dividends, conditions of redemption and qualifications or other terms. All references in this Declaration of Trust to any series of Interests shall include and refer to the Interests of any sub-series thereof.

                                  B.       The holder of each Interest shall be
entitled to one vote for each full Interest, and a proportionate fractional vote for each fractional Interest, irrespective of the series, then recorded in his name on the books of the Trust. On any matter submitted to a vote of Interestholders, all Interests then issued and outstanding and entitled to vote, irrespective of the series, shall be voted in the aggregate and not by series except: (1) as otherwise required by the Investment Company Act of 1940, or (2) when the matter, as conclusively determined by the Trustees, affects only the interests of the Interestholders of a particular series of Interests (in which case only Interestholders of the affected series shall be entitled to vote thereon).





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                                  C.       Each series of Interests of the
Trust shall have the following preferences, participating or other special rights, qualifications, restrictions and limitations:

                                        (1)     All consideration received by
the Trust for the issue or sale of Interests of any series, together with all income, earnings, profits and proceeds derived from the investment thereof, including any proceeds derived from the sale, exchange or liquidation of such investments, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Trust not belonging to a particular series which the Trustees may, in their sole discretion, allocate to a series, shall irrevocably belong to the series of Interests with respect to which such assets, payments or funds were received or allocated for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Trust. Such assets and the income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are herein referred to as "assets belonging to" such series.

                                        (2)     The assets belonging to any
series of Interests shall be charged with the direct liabilities in respect of such series and shall also be charged with such series' share of the general liabilities of the Trust in proportion to the relative net assets of the respective series determined at such time or times as may be authorized by the Trustees. The determination by the Trustees shall be conclusive as to the nature and amount of such liabilities, including the amount of accrued expenses and reserves; as to any allocation of the same to or among one or more series and as to whether the same are allocable to one or more series. The liabilities so charged to a series are herein referred to as "liabilities belonging to" such series.

                                        (3)     In the event of the termination
of the Trust and the winding up of its affairs, the Interestholders of each series shall be entitled to receive, as a series, out of the assets of the Trust available for distribution to Interestholders, but other than general assets not belonging to any particular series of Interests, the assets belonging to such series; and the assets so distributable to the Interestholders of any series shall be distributed among such Interestholders in proportion to the number of Interests of such series held by them and recorded in their name on the books of the Trust. In the event that there are any general assets not belonging to any particular series of Interests and available for distribution, such distribution shall be made to the Interestholders of all series in proportion to the relative net assets of the respective series determined as hereinafter provided and the number of





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Interests of such series held by them and recorded in their name on the books of the Trust.

                          5.2   Purchase of Interests in the Trust.  The
Trustees may accept investments in the Trust from such persons and on such terms as they may from time to time authorize. Each investment shall be credited to the Interestholder's account in the form of full and fractional Interests of the Trust.

                          5.3   Net Asset Value Per Interest.  The net asset
vale per Interest of the Trust shall be computed at such time or times as the Trustees may specify pursuant to the Act. Assets shall be valued and net asset value per Interest shall be determined under the supervision of the Trustees in a manner not inconsistent with the Act and any Orders of the Commission received by the Trust.

                          5.4   Ownership of Interests.  The ownership of
Interests shall be recorded on the books of the Trust. The Trustees may make such rules as they consider appropriate for the transfer of Interests and similar matters. The record books of the Trust shall be conclusive as to the identity of holders of Interests and as to the number of Interests held by each Interestholder.

                          5.5   Preemptive Rights.  Interestholders shall
have no preemptive or other rights to subscribe to any additional Interests or other securities issued by the Trust.

                          5.6   Redemption of Interests.  To the extent the
Trust has funds or other property legally available therefor, an Interestholder of the Trust shall have the right, subject to the provisions of Section 5.8 hereof, to require the Trust to redeem his full and fractional Interests of any series out of assets belonging to such series at a redemption price equal to the net asset value per Interest next determined after receipt of a request to redeem in proper form determined by the Trustees. If, in the opinion of the Trustees, ownership of Interests has or may become concentrated to an extent which would cause the Trust to be deemed a "personal holding company" within the meaning of the Internal Revenue Code, as amended, the Trust may compel the redemption of, reject any order for, or refuse to give effect on the books of the Trust to the transfer of, any Interests in an effort to maintain the ownership of Interests so as to prevent that consequence. The Trustees shall establish such rules and procedures as they deem appropriate for the redemption of Interests, and may impose a redemption fee, provided that all redemptions are made in accordance with the provisions of the Act.

                          5.7   Option to Redeem Small Accounts.  The Trust
reserves the right to redeem all Interests in any account at the then current net asset value per Interest (which will be paid to





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the Interestholder), if the value of such account is $1,000 or less; provided, however, that each Interestholder shall first be notified that the value of his account is $1,000 or less and allowed sixty (60) days to make an additional investment before such redemption is processed by the Trust.

                          5.8   Suspension of Right of Redemption.  The
Trustees may suspend the right of redemption by Interestholders or postpone the date of payment as permitted under the Act. Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end. In case of suspension of the right of redemption, an Interestholder may either withdraw his request for redemption or receive payment based on the net asset value existing after the termination of the suspension.


                                      VI.

                                  THE TRUSTEES

                          6.1   Management of the Trust.  The affairs of the
Trust shall be managed by the Trustees and they shall have all powers necessary or desirable to carry out such responsibility.

                          6.2   Number and Term of Office.  The number of
Trustees shall be determined from time to time by the Trustees themselves, but shall not be less than three, nor more than ten. Each Trustee shall hold such position for such term as may be provided in the Code of Regulations of the Trust, as amended from time to time (the "Regulation") and until his successor is elected and qualifies. A Trustee shall qualify by accepting in writing his election or appointment and agreeing to be bound by the provisions of this Declaration of Trust. Except as otherwise provided herein in the case of vacancies, Trustees (other than the Initial Trustees provided in Section 6.3) shall be elected by the Interestholders. Notwithstanding the foregoing, (a) any Trustee may resign as a Trustee by written instrument signed by him and delivered to the other Trustees at the principal business office of the Trust (without need for prior or subsequent accounting), which shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed at any time with or without cause by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) any Trustee who has become incapacitated by illness or injury may be retired by written instrument signed by a majority of the other Trustees; and (d) the term of a Trustee shall terminate at his death, resignation, bankruptcy, removal or adjudicated incompetency.





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                          6.3   Initial Trustees.  The initial Trustees shall
be Philip E. Coldwell, Robert R. Fortune, G. Willing Pepper, Russell W. Richie, James Louis Robertson, Henry M. Watts, Jr. and David R. Wilmerding, Jr., who, by their execution hereof, have agreed to be bound by the provisions of this Declaration of Trust.

                          6.4   Quorum.  At all meetings of the Trustees, a
majority of the Trustees shall constitute a quorum for the transaction of business and the action of a majority of the Trustees present at any meeting at which a quorum is present shall be the action of the Trustees unless the concurrence of a greater proportion is required for such action by law, the Regulations or this Declaration of Trust. If a quorum shall not be present at any meeting of Trustees, the Trustees present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The Trustees may also act without a meeting, unless provided otherwise in this Declaration of Trust or required by law, by written consents of a majority of the Trustees.

                          The Trustees may appoint committees of Trustees and
delegate powers to them as provided in the Regulations. Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the members thereof. Unless provided otherwise in this Declaration of Trust, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by unanimous written consent of the members.

                          6.5   Vacancies.  In case a vacancy shall exist by
reason of an increase in number, or for any other reason, the remaining Trustees may fill such vacancy by appointing such other person as they in their discretion shall select. Such appointment shall be evidenced by a written instrument signed by a majority of the then Trustees but the appointment shall not take effect until the individual so named shall have qualified by accepting in writing the appointment and agreeing to be bound by the terms of this Declaration of Trust. A vacancy may also be filled by the Interestholders in an election held at an annual or special meeting. As soon as any Trustee so appointed or elected shall have qualified, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance.

                          6.6   Effect of Death, Resignation, etc. of
Trustee. The death, resignation, bankruptcy, removal, or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Upon the resignation or





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removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

                          6.7   Powers.  The Trustees in all instances shall
act as principals, and are and shall be free from the control of the Interestholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or desirable in connection with the management of the Trust. The Trustees shall not be bound or limited by present or future laws or customs in regard to Trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purpose of this Trust. Subject to any applicable limitation in this Declaration of Trust or the Regulations, the Trustees shall have power and authority:

                                  A.       To buy and invest funds in their
hands in securities including, but not limited to, obligations issued by or on behalf of states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies, instrumentalities or authorities, the interest from which, in the opinion of counsel to the issuer, is exempt from federal income tax; "stand-by commitments" issued by dealers in such securities; and "when-issued" contracts for such securities; or to retain such funds in cash and from time to time change the investments of its funds, without in any case being subject to any limitations imposed by law upon the nature of investments made by fiduciaries.

                                  B.       To adopt a Code of Regulations (the
"Regulations") not inconsistent with this Declaration of Trust providing for the conduct of the affairs of the Trust and to amend and repeal them to the extent that they do not reserve that right solely to the Interestholders.

                                  C.       To elect and remove representatives
and appoint and terminate the appointment of agents.

                                  D.       To set record dates in the manner
provided for hereinafter or in the Regulations.

                                  E.       To sell or exchange any or all of
the assets of the Trust, subject to the provisions of Article XI, Section 11.3 thereof.





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                                  F.       To vote or give assent, or exercise
any rights of ownership, with respect to securities or property; to solicit proxies from Interestholders and to execute and deliver powers of attorney and proxies to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper.

                                  G.       To exercise powers and rights of
subscription or otherwise which in any manner arise out of ownership of securities.

                                  H.       To hold any security or property in
a form not indicating any trust, whether in bearer, unregistered or other negotiable form; or either in the Trust's own name or in the name of the custodian or a nominee or nominees.

                                  I.       To consent to or participate in any
plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust.

                                  J.       To compromise, arbitrate, or
otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes.

                                  K.       To make distributions of income and
of capital gains to Interestholders.

                                  L.       To issue guarantees, to lend its
assets and to borrow money from banks and to pledge, mortgage or hypothecate the assets of the Trust.

                                  M.       To issue, acquire, hold, resell, and
otherwise deal in securities, and to apply to any acquisition of securities any property of the Trust whether capital or surplus or otherwise.

                                  N.       To retain and employ persons to
serve on behalf of the Trust as investment adviser, administrator, transfer agent, custodian, underwriter, distributor or in such other capacities as they consider desirable.

                                  O.       To delegate such power and authority
as they consider desirable to any representatives of the Trust and to any investment adviser, administrator, transfer agent, custodian, underwriter, distributor or other person.

                          No one dealing with the Trustees shall be under any
obligation to make any inquiry concerning the authority of the





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Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

                          6.8   Trustees and Representatives as
Interestholders. Any Trustee, representative or other agent of the Trust may acquire, own and dispose of Interests of the Trust to the same extent as if he were not a Trustee, representative or agent; and the Trust may issue and sell or cause to be issued and sold Interests of the Trust to, and may buy such Interests from, any person with which such Trustee, representative or agent is affiliated subject only to the general limitations herein contained as to the sale and purchase of such Interests; all subject to any restrictions which may be contained in the Regulations.

                          6.9   Trustee Reimbursement.  The Trustees shall
have the power to incur and to pay (or shall be reimbursed) from the Trust estate all expenses and disbursements of the Trust, including, without limitation, interest expense, compensation payable to Trustees and representatives of the Trust, taxes, fees and commissions of every kind incurred in connection with the affairs of the Trust, expenses of issue, repurchase and redemption of Interests, expenses of registering and qualifying the Trust and its Interests under Federal and State securities laws and regulations, charges of custodians, transfer agents, investment advisers, administrators and registrars, expenses of preparing and printing and distributing prospectuses, auditing and legal expenses, expenses of reports to Interestholders, expenses of meetings of Interestholders and proxy solicitations therefor, insurance expense, association membership dues and such non-recurring items as may arise, including costs and expenses of litigation to which the Trust is a party, and for all losses and liabilities by them incurred in administering the Trust; and for the payment of such expenses, disbursements, losses and liabilities, the Trustees shall have a lien on the Trust estate prior to any rights or interests of the Interestholders thereto.

                          6.10  Power to Carry Out Trust's Purposes;
Presumptions. The Trustees shall have power to carry out any and all acts consistent with the Trust's purposes through branches and offices both within and without the Commonwealth of Pennsylvania, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant





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of power to the Trustees.  The Trustees shall not be required to obtain any court order to deal with the Trust property.

                          6.11  Service in Other Capacities.  Any Trustee,
representative, employee or agent of the Trust, including any investment adviser, transfer agent, administrator, distributor, custodian or underwriter for the Trust, may serve in any other capacity on his or its own behalf or on behalf of others, and may engage in other business activities in addition to his or its services on behalf of the Trust provided, that such other activities do not materially interfere with the performance of his or its duties for or on behalf of the Trust.


                                      VII.

                      AGREEMENTS WITH: INVESTMENT ADVISER:
             PRINCIPAL UNDERWRITER: ADMINISTRATOR: TRANSFER AGENT:
                                 AND CUSTODIAN

                          7.1   Investment Adviser.  The Trustees may enter
into a written investment advisory agreement or agreements with any Person or Persons whereby such Person(s) shall undertake to furnish the Trustees such portfolio management, investment advisory, statistical and research facilities and other services upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration of Trust, the Trustees may authorize the investment adviser (subject to such general or specific instructions as the Trustees may adopt) to effect purchases, sales or exchanges of portfolio securities of the Trust on behalf of the Trustees or may authorize any representative or Trustee to effect such purchases, sales or exchanges pursuant to the recommendations of the investment adviser (and all without further action by the Trustees). Any such purchases, sales and exchanges so effected shall be deemed to have been authorized by all of the Trustees.

                          7.2   Administrator.  The Trustees may, on such
terms and conditions as they may in their discretion determine, enter into one or more agreements with any Person or Persons providing for administrative services to the Trust, including assistance in supervising the Trust's affairs and performance of administrative, clerical and other services considered desirable by the Trustees.

                          7.3   Principal Underwriter.  The Trustees may, on
such terms and conditions as they may in their discretion determine, enter into one or more distribution agreements with any Person or Persons providing for the sale of Interests of the Trust at a price at least equal to the net asset value per Interest and providing for sale of the Interests pursuant to arrangements by which the Trust may either agree to sell the Interests to the





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
other party to the agreement or appoint such other party its sales agent for such Interests. Such agreement may also provide for the repurchase of Interests of the Trust by such other party as principal or as agent of the Trust, and may authorize the other party to enter into agreements with others for the purpose of the distribution or repurchase of Interests.

                          7.4   Transfer Agent.  The Trustees may enter into
one or more agreements with any Person or Persons providing for transfer agency and other services to Interestholders of the Trust, on such terms and conditions as the Trustees may in their discretion determine.

                          7.5   Custodian.  The Trustees may, on such terms
and conditions as they may in their discretion determine, enter into one or more agreements with any Person or Persons providing for the custody and safekeeping of the property of the Trust.

                          7.6   Parties to the Agreement.  The same Person
may be employed in multiple capacities under Sections 7.1 through 7.5 of this
Article VII and may receive compensation from the Trust in as many capacities in which such persons shall serve the Trust. The Trustees may enter into any agreement of the character described in this Article VII with any Person, including any Person in which any Trustee, representative, employee or Interestholder of the Trust may be interested, and no such agreement shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable by reason of such relationship for any loss or expense to the Trust under or by reason of said agreement or accountable for any profit realized directly or indirectly therefrom.


                                     VIII.

                  INTERESTHOLDERS' VOTING POWERS AND MEETINGS

                          8.1   Voting Powers.  The Interestholders shall
have power to vote (a) for the election of Trustees, (b) with respect to the amendment of this Declaration of Trust as provided in Article XI, Section 11.8 and (c) with respect to such additional matters relating to the Trust as may be required by law, by this Declaration of Trust, the Regulations of the Trust, by any requirement applicable to or agreement of the Trust, and as the Trustees may consider desirable. Every Interestholder of record shall have the right to one vote for every whole Interest standing in his name on the books of the Trust, and to have a proportional fractional vote for any fractional Interest, as to any matter on which the Interestholder is entitled to vote. There shall be no cumulative voting. Interests may be voted in person or by proxy. Until Interests are issued, the Trustees may exercise all rights of Interestholders and may take any action required or permitted to be taken by Interestholders by law, this Declaration of Trust or the regulations.

                          8.2   Meetings.  Meetings of Interestholders may be
called by the Trustees as provided in the Regulations and shall be called by the Trustees upon the written request of Interestholders owning at least twenty percent of the outstanding Interests entitled to vote.

                          8.3   Quorum and Required Vote.  At any meeting of
the Interestholders a quorum for the transaction of business shall consist of a majority of the Interests (without regard to series) of the Trust outstanding and entitled to vote appearing in person or by proxy, provided that reasonable adjournments of such meeting until a quorum is obtained may be made by vote of the Interests present in person or by proxy. A majority of the Interests voted shall decide any question and a plurality shall elect a Trustee, subject to any applicable requirements of law or of this Declaration of Trust or the Regulations.

                          8.4   Interestholder Action by Written Consent.
Any action which may be taken by Interestholders may be taken without a meeting if not less than two-thirds of the Interestholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of Interestholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Interestholders.

                          8.5   Code of Regulations.  The Regulations may
include further provisions not inconsistent with this Declaration of Trust for Interestholders' meetings, votes, record dates, notices of meetings and related matters.


                                      IX.

                        DISTRIBUTIONS AND DETERMINATION
                                 OF NET INCOME

                          Distributions.  The Board of Trustees may from time
to time determine, authorize and make distributions, in Interests or in cash, on any or all series of Interests, the amount of such distributions and the payment thereof being wholly in the discretion of the Board of Trustees. Distributions on Interests of any series shall be paid only out of the net income, surplus, capital or other assets belonging to such series.

                          Inasmuch as the computation of net income and gains
for Federal income tax purposes may vary from the computation thereof on the books of the Trust, the Trustees shall have the power in their discretion to distribute for any fiscal year as ordinary





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
distributions and as capital gains distributions, respectively, amounts sufficient to enable the Trust to qualify as a regulated investment company in order to avoid any liability for Federal income taxes in respect of that year. In furtherance and not in limitation of the foregoing, in the event that any series of Interests has a net capital loss or allowable deductions in excess of taxable income for a fiscal year, and to the extent that the Trustees determine in their discretion for such tax purposes that such net capital loss or excess allowable deductions shall offset net capital gains or taxable income from any other series of Interests, the amount available for distribution to the Interestholders of the series with the net capital gain or taxable income may, in the discretion of the Trustees, be reduced by the amount offset.

                          The decision of the Trustees as to what is income and
what is principal in accordance with generally accepted accounting principles shall be final, and except as specifically provided herein the decision of the Trustees as to expenses and charges of the Trust to be charged against principal and against income shall be final. Any income not distributed in any year may be permitted to accumulate and as long as not distributed may be invested from time to time in the same manner as the principal funds of the Trust.

                          The Trustees shall have power to make distributions
in cash or property. The Trustees may adopt any resolution deemed necessary or desirable providing for the determination, authorization and making of such distributions on a daily, monthly or other basis by one or more designated representatives of the Trust, which may be made payable to Interest-holders of record at such time as may be fixed. Distributions declared but not yet paid with respect to Interests which have been redeemed may be paid prior to the time otherwise payable if the Trustees so determine in their sole discretion.


                                       X.

                  LIMITATION OF LIABILITY AND INDEMNIFICATION

                          10.1  Limitation of Trustee Liability.  Every act
or thing done or omitted, and every power exercised or obligation incurred by the Trustees or any of them in the administration of this Trust or in connection with any affairs, property or concerns of the Trust, whether ostensibly in their own names or in their Trust capacity, shall be done, omitted, exercised or incurred by them as Trustees and not as individuals; and every person contracting or dealing with the Trustees or having any debt, claim or judgment against them or any of them shall look only to the funds and property of the Trust for payment or satisfaction. No Trustee or Trustees of the Trust shall ever be personally liable for or on account of any contract, debt, tort, claim, damage, judgment or decree arising out of or connected with the administration or preservation of the Trust estate or the conduct of any of the affairs of the Trust. Every note, bond, contract, order or other undertaking issued by the Trust or the Trustees relating to the Trust, and stationery used by the Trust shall include the notice set forth in Section 10.4 of this Article X (but the omission thereof shall not be construed as a waiver of the foregoing provision, and shall not render the Trustees personally liable).

                          It is the intention of this Section 10.1 that no
Trustee shall be subject to any personal liability whatsoever to any person for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except that nothing in this Declaration of Trust shall Protect any Trustee from any liability to the Trust or its Interestholders to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his duties, or by reason of reckless disregard of his obligations and duties as Trustee; and that all persons shall look solely to the Trust property for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

                          10.2  Indemnification of Trustees, Representatives
and Employees. The Trust shall indemnify each of its Trustees against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while as a Trustee or thereafter, by reason of his being or having been such a Trustee except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless the Trust shall have received a written opinion from independent legal counsel approved by the Trustees to the effect that if either the matter of willful misfeasance, gross negligence or reckless disregard of duty, or the matter of bad faith had been adjudicated, it would in his opinion have been adjudicated in favor of such person. The rights accruing to any person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no person may satisfy any right of indemnity or reimbursement except out of the property of the Trust. The Trustees may make advance payments in connection with the indemnification under this Section 10.2, provided that the indemnified person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

                          The Trustees shall have the power, but not the duty,
in their sole discretion, to indemnify representatives and employees of the Trust to the same extent that Trustees are entitled to indemnification pursuant to this Section 10.2.

                          In addition to such rights of indemnification as may
be provided hereunder, the Trustees may purchase insurance against the risk of liability imposed against Trustees, representatives or employees by reason of their services on behalf of the Trust.

                          10.3  Reliance on Experts, etc.  Each Trustee and
representative of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel satisfactory to the Trust, or upon reports made to the Trust by any of its representatives or employees or by the investment adviser, the principal underwriter, selected dealers, accountants, appraisers of other experts or consultants selected with reasonable care by the Trustees or representatives of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                          10.4  Limitation of Interestholder Liability.
Interestholders shall not be subject to any personal liability for the acts or obligations of the Trust. The Trustees shall have no power to bind any Interestholder personally or to call upon any Interestholder for the payment of any sum of money or assessment whatsoever other than such as the Interestholder may at any time personally agree to pay by way of subscription to any Interests or otherwise. Every note, bond, contract, order or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust, and the stationery used by the Trust, shall include a recitation limiting the obligation represented thereby to the Trust and its assets (but the omission of such a recitation shall not operate to bind any Interest-holder), as follows:

                          "The names 'Municipal Fund for Temporary Investment' and 'Trustees of Municipal Fund for Temporary Investment' refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a
                          Declaration of Trust dated March   , 1981, which is
                          hereby referred to and a copy of which is on file at the principal office of the Trust. The obligations of Municipal Fund for Temporary Investment entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Interestholders or representatives of the Trust personally, but bind only the trust estate, and all persons dealing with the Trust must look solely to the trust property for the enforcement of any claims against the Trust."

                          10.5  Indemnification of Interestholders.  In case
any Interestholder of former Interestholder shall be held to be personally liable solely by reason of his being or having been an Interestholder and not because of his acts or omissions or for some other reason, the Interestholder or former Interestholder (or his heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the Trust estate to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust shall, upon request by the Interestholder, assume the defense of any claim made against any Interestholder for any act or obligations of the Trust and satisfy any judgment thereon.


                                      XI.

                                 MISCELLANEOUS

                          11.1  Trust Not a Partnership.  It is hereby
expressly declared that a common law trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's representatives or any Interestholders. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Interestholders nor the Trustees, whether past, present or future, shall be personally liable therefor.

                          11.2  No Bond or Surety.  The Trustees shall not
be required to give any bond as such, nor any surety if a bond is required.

                          11.3  Termination of Trust.  This Trust shall
continue without limitation of time, provided, however, that:

                                  A.       The Trustees, with the vote of a
majority of the outstanding Interests of a series, may sell and convey the assets belonging to such series of Interests to another trust or corporation organized under the laws of any state of the United States, which is a management investment company as defined in the Act, for an adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the series and which may include beneficial interests of such trust or stock of such corporation. Upon making provision for the payment of all such liabilities, by such assumption or otherwise, the Trustees shall distribute the remaining proceeds ratably among the holders of the Interests of the series then outstanding.

                                  B.       The Trustees, with the vote of a
majority of the outstanding Interests of a series may sell and convert into money all the assets of such series. Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the series, the Trustees shall distribute the remaining assets of the series ratably among the holders of the outstanding Interests of the series.

                                  C.       Without the vote of a majority of
outstanding Interests of any series or of the Trust (unless Interestholder approval is otherwise required by applicable law), the Trustees may combine the assets belonging to any two or more series of Interests into a single series if the Trustees reasonably determine that such combination will not have a material adverse effect on the Interestholders of each series.

                                  D.       Upon completion of the distribution
of the remaining proceeds or the remaining assets as provided in sub-sections A and B, the Trust shall terminate as to that series of interests and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be cancelled and discharged.

                          11.4  Incorporation.  With the approval of the
holders of a majority of the outstanding Interests, the Trustees may cause to be organized, or assist in organizing, a corporation or corporations under the laws of any jurisdiction, to carry on any affairs in which the Trust shall directly or indirectly have any interest, and to transfer the Trust property to any such Person in exchange for any Interests or securities thereof or otherwise, and to lend money to, subscribe for the Interests or securities of, and enter into any contracts with any such Person in which the Trust holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such Person if and to the extent permitted by law. Nothing contained herein shall be construed as requiring approval of Interestholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust property to such person(s).

                          11.5  Filing of Copies, References, Headings.  The
original or a copy of this instrument and of each Declaration of Trust supplemental hereto shall be kept at the office of the

Trust where it may be inspected by any Interestholder. Anyone dealing with the Trust may rely on a certificate by a representative of the Trust as to whether or not any such supplemental Declaration of Trust have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by a representative of the Trust to be a copy of this instrument or of any such supplemental Declaration of Trust. Headings are placed herein for convenience of reference only and in the case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts each of which shall be deemed an original. All signatures to this instrument need not appear on the same page.

                          11.6  Applicable Law.  The Trust set forth in this
instrument is a common trust made in the Commonwealth of Pennsylvania and is to be governed by and construed and administered according to the laws of said Commonwealth.

                          11.7  Provisions in Conflict With Law or Regulations.

                                  A.       The provisions of this Declaration
of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

                                  B.       If any provision of this Declaration
of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

                                  C.       Notwithstanding the foregoing,
nothing contained in this Declaration of Trust shall permit any amendment of this Declaration of Trust which would impair the exemption from personal liability of the Trustees and Interestholders of the Trust or to permit assessments upon Interestholders.

                          11.8  Amendment Procedure.

                                  A.       This Declaration of Trust may be
amended by the affirmative vote of the holders of not less than a majority of the outstanding Interests.

                                  B.       The Trustees may also amend this
Declaration without the vote of Interestholders if they deem it necessary to conform this Declaration of Trust to the requirements of applicable federal laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code, but the Trustees shall not be liable for failing so to do.

                          IN WITNESS WHEREOF, the undersigned have executed
this Declaration of Trust as of the       day of March, 1981.


------------------------------       ------------------------------
Philip E. Coldwell                   Robert R. Fortune


------------------------------       ------------------------------
Russell W. Richie                    G. Willing Pepper


------------------------------       ------------------------------
Henry M. Watts, Jr.                  James Louis Robertson


                                     ------------------------------
                                     David R. Wilmerding, Jr.